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EXHIBIT 5.1       LEGAL OPINION

                                 BRAUN & COMPANY
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                           BARRISTERS AND SOLICITORS*

Thomas A. Braun, B.A., LL.B., LL. M.**

January 20, 2005

Board of Directors
Armor Electric, Inc.
201 Lomas Santa Fe, Suite #420
Solana Beach CA 92075

Dear Sirs and Madams:

         RE: OPINION WITH RESPECT TO REGISTRATION STATEMENT ON FORM S-8 FOR ARMOR ELECTRIC INC.
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You have requested our opinion with respect to certain matters in connection with Armor Electric Inc.'s (the "Company") filing of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of an aggregate of 3,000,000 shares of the Company's common stock, $.001 par value (the "Shares"), pursuant to the Company's 2005 Non-Qualified Stock Compensation Plan (the "Stock Plan").

In connection with this opinion, we have examined the Registration Statement and such other documents, records, certificates, memoranda and other instruments as we deemed necessary for the basis of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, it is our opinion that the shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of Armor Electric Inc. in accordance with the Florida General Corporation Law, the applicable provisions of the Florida Constitution, and reported judicial decisions interpreting these laws.

Yours truly,

/s/ Thomas A. Braun
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Thomas A. Braun

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#702 - 777 Hornby Street                                      Tel:(604) 605-0507
Vancouver, BC V6Z 1S2                                         Fax:(604) 605-0508
*Also of the California Bar